Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 12, 2009, except for Note 19 which is as of June 26, 2009 relating to Altisource Solutions S.à r.l.’s combined consolidated financial statements which appears in Altisource Portfolio Solutions S.A.’s Registration Statement on Form 10, as amended (File No. 1-34354).
/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Fort Lauderdale, Florida
August 6, 2009